Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CPI Aerostructures, Inc. of our report dated March 24, 2009, on our audits of the financial statements of CPI Aerostructures, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 included in its annual report on Form 10-K for the year ended December 31, 2008.

/s/ J.H. Cohn LLP
Jericho, New York
February 3, 2010